EXHIBIT 23(b)












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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41554 of Cel-Sci Corporation of our report dated November 17, 2000, incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, VA
September 17, 2001